Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

Waltham, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251005, No. 333-270474 and No. 333-270843) and Form S-8 (No. 333-216856, No. 333-221488, No. 333-251000, and No. 333-268740) of Checkpoint Therapeutics, Inc. of our report dated March 28, 2022, relating to the financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, NY

March 31, 2023